EXHIBIT 10.1
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June 28, 2002

Securities and Exchange Commission
Washington, DC


Dear Sirs:

Asahi & Co., a member firm of Andersen Worldwide SC has represented to ORIX Corporation that its audit was subject to the firm's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Asahi & Co. personnel working on the audit, availability of U.S. national office consultation, and availability of personnel at foreign affiliates of Asahi & Co. to conduct the relevant portions of the audit.

Very truly yours,

ORIX CORPORATION

By: /s/ Masaru Hattori
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Title :: Attorney-in-Fact
           Corporate Senior Vice President